EXHIBIT 99.1

Harbinger Group Inc. Closes Joint Venture with EXCO Resources;
Establishes New Energy Operating Partnership; New Partnership Signs Agreement to Acquire Conventional Oil and Natural Gas Assets from Affiliate of BG Group plc for $132.5 Million

NEW YORK, February 15, 2013 -- Harbinger Group Inc. (NYSE: HRG) (“HGI” or the “Company”) announced today that its wholly-owned subsidiary, HGI Energy Holdings, LLC, successfully closed, effective February 14, 2013, on its previously announced joint venture with EXCO Resources, Inc. (“EXCO”; NYSE: XCO) to create a private oil and gas partnership (the “Partnership”).

Pursuant to the transaction, the Partnership purchased and will operate EXCO’s conventional oil and natural gas assets in West Texas, including and above the Canyon Sand formation, as well as in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana.  A definitive agreement to enter into the Partnership was announced on November 5, 2012.

“This joint venture with EXCO fits well within our strategy of identifying and acquiring businesses with untapped value that we can support and grow by providing access to long-term capital and partnering with high-quality, proven management teams,” said Philip A. Falcone, HGI Chairman and Chief Executive Officer.  “With this transaction, we are further diversifying HGI by establishing a new Energy operating business that will complement our existing, highly-successful Consumer Products and Insurance & Financial Services businesses.  We will continue to look for strategic opportunities to increase our footprint in the important Energy sector by acquiring companies with long-term growth potential.”

“The Partnership is expected to provide stable dividends to HGI from long-life, low geological-risk conventional oil and gas assets that generate steady production and reliable cash flows, while at the same time retaining ample cash flow to invest in its reserve base, maintain production and position itself for further growth,” said HGI President Omar Asali.  “Additionally, as a result of the July 1, 2012 effective date of the transaction, we have already received an economic benefit of approximately $24.2 million. We appreciate the efforts of the EXCO team in facilitating an orderly transaction and are excited about working with such an established and well-known operator.”

Under the terms of the agreement announced on November 5, the Partnership acquired the oil and gas assets from EXCO for approximately $725 million of total consideration, which represents HGI’s effective equity interest of $372.5 million, $127.5 million in oil and gas properties and related assets contributed by EXCO, in each case before giving effect to preliminary closing adjustments described below, and approximately $225 million of bank debt. The net cash contributed from HGI was $348.3 million reflecting the effect of preliminary closing adjustments and the economic benefits related to the July 1, 2012 effective date.

HGI has approximately a 75% equity interest in the Partnership.  The Partnership will be governed by a Board of Directors of the general partner consisting of two EXCO directors and two HGI directors. EXCO will continue to operate the assets as contract operator of the properties and provide services pursuant to contract operating and administrative service agreements with the Partnership.

HGI and EXCO intend to opportunistically add incremental cash flow to the Partnership through the acquisition of other mature, conventional assets over time. As the first step in executing this business strategy, effective as of February 14, 2013, the Partnership entered into an agreement to acquire certain conventional oil and natural gas assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, from an affiliate of BG Group plc for $132.5 million, subject to customary closing adjustments. These properties represent an incremental working interest in properties that EXCO contributed to the Partnership.  This transaction is expected to close in March 2013.  The Partnership intends to fund the acquisition using its revolving credit agreement.

HGI’s financial advisor for this transaction is Citigroup and its legal advisors were Andrews Kurth LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP.

The foregoing summary does not purport to be a complete description of the transaction and related agreements.  Interested parties should read HGI’s other announcements and public filings regarding this transaction and related agreements by reviewing HGI’s filings with the Securities and Exchange Commission (www.sec.gov).

About Harbinger Group Inc.

Harbinger Group Inc. (“HGI”; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products; branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products; and energy assets. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

About EXCO Resources, Inc.

EXCO Resources, Inc. is an oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in East Texas, North Louisiana, Appalachia and West Texas.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters discussed herein are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives, including the expected closing of the transaction with the BG seller and the expected ability of the Partnership to make distributions, are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the ability of the Company’s subsidiaries (including, the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that the Company may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of the Company and those factors listed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results

Contacts

Investors:
Tara Glenn, Investor Relations
Harbinger Group Inc.
450 Park Avenue, 30th Floor
New York, NY 10022
212-906-8560
investorrelations@harbingergroupinc.com

Media:
Jamie Tully/Michael Henson
Sard Verbinnen & Co
212-687-8080

SOURCE: Harbinger Group Inc.